Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

INSIGHT MIDWEST, L.P.

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF INSIGHT MIDWEST, L.P. (“First Amendment”), is made and entered into as of September 30, 2002 by and between INSIGHT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership (“Insight” or the “General Partner”), and TCI OF INDIANA HOLDINGS, LLC, a Colorado limited liability company (“TCI” or the “Limited Partner” and, together with Insight, the “Parties”).

RECITALS

The Parties desire to amend the Amended and Restated Limited Partnership Agreement of Insight Midwest, L.P. (the “Company”) dated January 5, 2001 by and between the Parties (the “Partnership Agreement”) as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.    Definitions.    All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Partnership Agreement. All section references refer to the sections of the Partnership Agreement unless otherwise expressly indicated.

2.    Section 1. 1.

(a)  Deletions:  Section 1.1 is amended to delete the following defined terms: @Home; @Home Distribution Agreement; @Home Service; Exclusive Internet Services; Internet Backbone; Internet Backbone Service; Internet Service; IP; TCI Cable Parent; and TCI Systems.

(b)  Additions:  Effective as of the closing of the 2002 Exchange Agreement, Section 1.1 is amended to add the following defined terms:

“2002 Exchange Agreement” means the Asset Exchange Agreement dated as of September 30, 2002 between InterMedia Partners Southeast and Insight Communications Midwest.

“Additional AT&T Systems” means the cable television systems transferred to Insight Communications Midwest pursuant to the 2002 Exchange Agreement and any other cable television systems that are transferred after the date of this First Amendment to the Partnership or any Subsidiary by TCI Indiana or any Affiliate of TCI Indiana, whether by sale, exchange, contribution or otherwise.

“AT&T/Comcast” means AT&T Comcast Corporation, a Pennsylvania corporation.

“AT&T/Comcast Merger” means the transactions contemplated by the Agreement and Plan of Merger dated as of December 19, 2001, as amended from time to time, by and among AT&T Corp., a New York corporation, Comcast Corporation, a Pennsylvania corporation, AT&T Comcast and other related parties.

“Comcast/Microsoft Exchange Agreement” means the Exchange Agreement dated as of December 7, 2001 among Microsoft Corporation, a Washington corporation, Comcast Corporation, a Pennsylvania corporation, AT&T Corp., a New York corporation and AT&T Comcast, as supplemented by the Instrument of Admission dated as of December 19, 2001 by AT&T Corp. and AT&T Comcast and amended by Amendment No. 1 dated as of March 11, 2002 and the side letter dated as of March 11, 2002 from Comcast Corporation, AT&T Corp. and AT&T Comcast to Microsoft Corporation and as amended from time to time, subject to Section 16.1(e).

3.    Section 2.5.    Section 2.5(c) is amended and restated in its entirety to read as follows:

“(c) to acquire, develop, own, operate, manage, and sell, or invest in, businesses related to and ancillary to the ownership and operation of the cable television systems referred to above (including, but not limited to, high speed data service, Internet access, telephony services and other telephony-related investments or businesses, and video wireless services and wireless communications services and other wireless-related investments or businesses but not including multipoint distribution systems (“MDS”), multichannel multipoint distribution systems (“MMDS”) or direct-to-home satellite systems (“DTH”));”

4.    Section 6.6.

(a)  Deletions:  Section 6.6 is amended to delete the text of subsection (q). Section 6.6(q) is reserved so that the paragraph numbering in Section 6.6 is not affected by the deletion of subsection (q).

(b)  Additions:  Effective as of the closing of the 2002 Exchange Agreement, Section 6.6 is amended to add the following subsection (z):

“(z) For so long as AT&T Comcast is obligated to comply with the provisions of Article 2 of the Comcast/Microsoft Exchange Agreement, during the MFN Period, if: (i) the Closing has occurred and (ii) MSN remains a business unit, or otherwise is an Affiliate of Microsoft at all times from December 7, 2001 through the Third Party Access Agreement Date, enter into, become bound by, amend, renew, or otherwise modify, a Third Party Access Agreement with a Third Party, which Third Party Access Agreement relates to or otherwise affects any Additional AT&T System, it being agreed that the Limited Partner will, for purposes of this subsection (z), consent to any such Third Party Access Agreement upon its receipt of the written agreement of the Partnership and any relevant Subsidiary to comply with the provisions of Article 2 of the Comcast/Microsoft Exchange Agreement with respect to the affected Additional AT&T Systems as if the Partnership and such Subsidiary were Parent Parties (all defined terms used in this subsection (z) other than “Limited Partner,” “Partnership,” “Subsidiary” and “Additional AT&T Systems” have the meaning given to such terms in the Comcast/Microsoft Exchange Agreement).”

5.    Section 16.1(b).    The text of Section 16.1(b) is deleted in its entirety. Section 16.1(b) is reserved so that the paragraph numbering in Section 16.1 is not affected by the deletion of Section 16.1(b).

6.    Section 16.1(e).    Effective as of the closing of the 2002 Exchange Agreement, a new Section 16.1(e) is added as follows:

“(e) For so long as AT&T Comcast is obligated to comply with the provisions of Article 2 of the Comcast/Microsoft Exchange Agreement, the General Partner agrees that the Additional AT&T Systems will be treated as Affiliates of AT&T Corp. or, after the Effective Time, of Parent, for purposes of Article 2 of the Comcast/Microsoft Exchange Agreement, and agrees that the General Partner will cause the Partnership to take such actions with respect to the Additional AT&T Systems as may be determined by AT&T Comcast to be required to permit AT&T Corp. and Parent to comply with Article 2 of the Comcast/Microsoft Exchange Agreement. For purposes of this Section 16.1(e), the terms “Affiliates,” “Effective Time” and “Parent” have the meaning given to such terms in the Comcast/Microsoft Exchange Agreement.

All references in the Partnership Agreement to the Comcast/Microsoft Exchange Agreement shall be to the Comcast/Microsoft Exchange Agreement as the same may hereafter be amended; provided, that if Article 2 of the Comcast/Microsoft Exchange Agreement is amended after the date of this First Amendment in such a way that would make the obligations of the Partnership in complying with this Section 16.1(e) materially more onerous, the Partnership shall not be bound by such amendment unless its consent to such amendment is obtained. In addition, for so long as this Section 16.1(e) continues in effect, any amendments to Article 2 of the Comcast/Microsoft Exchange Agreement will treat the Additional AT&T Systems in the same manner that cable systems of the Parent Parties are treated.

7.    Section 16.8.    Effective as of the closing of the 2002 Exchange Agreement, Section 16.8 is amended to add the following clause to the end of Section 16.8:

“provided that, notwithstanding the foregoing, each of Comcast Corporation, AT&T Comcast and AT&T Corp. is a third-party beneficiary of the provisions of Sections 6.6(z) and 16.1(e) and is entitled to enforce such provisions and obtain damages and seek remedies for any breach of such provisions as if it were a party to this Agreement.”

8.    Section 8.3(a).    The reference in Section 8.3(a) to TCI Indiana is amended to be a reference to “TCI.”

9.    AT&T/Comcast Merger.    From and after the closing of the AT&T/Comcast Merger: (a) the references to AT&T Broadband in the definition of Controlled Affiliate and in Section 8.3(c) are amended to read “AT&T Broadband, AT&T Comcast” and (b) the references to AT&T Broadband in Sections 8.1(b)(2) and 8.3(b) are amended to read “AT&T Broadband or AT&T Comcast”; provided that no Transfer shall be made pursuant to Section 8.1(b)(2) or 8.3(b) to an Affiliate in which AT&T Broadband does not hold and maintain, directly or indirectly, an economic ownership equal to at least 50.1% of the economic interest in such Affiliate following such Transfer or in which AT&T Broadband does not have and maintain, directly or indirectly, voting control following such Transfer unless (1) AT&T Comcast agrees in writing prior to the first such Transfer, for the benefit of Insight and the Partnership, that it will be bound by Section 8.3(a) in the place of AT&T Broadband and in the same manner that AT&T Broadband was bound by Section 8.3(a) and (2) with respect to the first such Transfer, the failure of AT&T Broadband to maintain such economic ownership or voting control would not adversely affect the Partnership’s ability to continue immediately following such Transfer to obtain any programming or other services that it received from AT&T Broadband or its subsidiaries immediately prior to the Transfer on terms no less favorable than it would have received but for such Transfer having been made. From and after the first Transfer pursuant to Section 8.1(b)(2) or 8.3(b) to an Affiliate in which AT&T Broadband does not hold and maintain, directly or indirectly, an economic ownership equal to at least 50.1% of the economic interest in such Affiliate following such Transfer or in which AT&T Broadband does not have and maintain, directly or indirectly, voting control following such Transfer, the references in Sections 8.1(b)(2) and 8.3(b) to “AT&T Broadband” shall be amended without further action on the part of the Partners to be references to “AT&T Comcast.”

10.    Schedules.

(a)  Schedle I.  Schedule I is amended to change the notice address for TCI so that notices are sent to the address specified on Schedule I but

Attention:    Greg Braden
Facsimile:    (303) 858-3380

(b)  Schedule III.  Schedule III is amended to reflect that Mr. Somers has been replaced as a TCI Advisory Committee representative by Greg Braden (same address as TCI); Telephone No. (303) 858-3249.

(c)  Schedule V.  Schedule V is amended and restated in its entirety in the form attached to this First Amendment.

11.    Effect of Amendment.    Except as amended hereby, the Partnership Agreement shall remain unchanged and in full force and effect, and this First Amendment shall be governed by and subject to the terms of the Partnership Agreement, as amended hereby. From and after the date of this First Amendment, each reference in the Partnership Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Partnership Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature (other than in this First Amendment or as otherwise expressly provided) shall be deemed to mean the Partnership Agreement, as amended by this First Amendment.

12.    General.    This First Amendment: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Parties; (b) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles hereunder; and (c) may be executed in more than one counterpart as of the day and year first above written.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first written above.

INSIGHT COMMUNICATIONS COMPANY, L.P.

By:	Insight Communications Company, Inc., its general partner

By: Name: Title:

TCI OF INDIANA HOLDINGS, LLC

By: Name: Title:

SCHEDULE V
TO
LIMITED PARTNERSHIP AGREEMENT

GEOGRAPHIC CLUSTERS

Cable television system(s) serving Griffin, Georgia
Cable television system(s) serving Illinois
Cable television system(s) serving Central Indiana1
Cable television system(s) serving Northern Indiana2
Cable television system(s) serving Evansville, Indiana
Cable television system(s) serving Louisville, Kentucky3
Cable television system(s) serving Lexington, Kentucky
Cable television system(s) serving Covington, Kentucky
Cable television system(s) serving Bowling Green, Kentucky
Cable television system(s) serving Columbus, Ohio

1 Central Indiana: Bloomington, Monroe County, Bedford, Martinsville, Bloomfield, Linton, Sullivan, Greencastle, Brownstown, Franklin, Greensburg, Scottsburg.
2 Northern Indiana: Kokomo, Lafayette, Fowler, Attica, Anderson, Alexandria, Elwood, Markleville, New Castle, Hartford City, Portland, Noblesville, Spring Lake, Greenfield, Tipton, Lebanon, Richmond, Dublin, Lynn, Winchester
3 Includes the systems acquired by Insight Communications Midwest pursuant to the 2002 Exchange Agreement.